Exhibit 10.24

DATED August 8 2025

SUBSCRIPTION AGREEMENT

RELATING TO KOPIN EUROPE LIMITED

Condor House

5-10 St. Paul’s Churchyard

London EC4M 8AL

Tel. +44 (0)20 3201 5000

Fax: +44 (0)20 3201 5001

www.morganlewis.com

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THIS AGREEMENT is dated August 8, 2025

PARTIES

(1)	THEON INTERNATIONAL PLC, a company incorporated in Cyprus with registered number HE 424549, whose registered office is at 5, Agios Antonios Street, Muskita Building 2, Strovolos, Nicosia, 2002, Cyprus (the “Investor”);

(2)	KOPIN EUROPE LIMITED, a company incorporated under the laws of England and Wales with registered number 05220480, whose registered office is at One Eleven, Edmund Street, Birmingham, B3 2HJ (the “Company”), and

(3)	KOPIN CORPORATION, a corporation incorporated under the laws of Delaware with company number 2033458 (“Kopin US”), which is a Party (as defined below) to this Agreement solely for the purposes of Schedule 2, Schedule 4 and Clause 8.

(each a “Party” and together the “Parties”).

INTRODUCTION

(A)	The Company is a private company limited by shares, brief particulars of which are set out in Schedule 1.

(B)	The Investor wishes to subscribe for shares in the capital of the Company on and subject to the terms of this Agreement.

AGREED TERMS

1.	Definitions

In this Agreement, except where a different interpretation is necessary in the context, the words and expressions set out below shall have the following meanings:

“Accounting Standards” means International Financial Reporting Standards, International Accounting Standards and Interpretations of those standards issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committee applicable to the Company;

“Accounts” means the audited statement of financial position as at the Accounts Date and the audited statement(s) of profit or loss and other comprehensive income, changes in equity and cash flows for the accounting period ended on the Accounts Date of the Company together with the notes, reports, statements and other documents which are or would be required by Applicable Law and applicable Accounting Standards to be annexed to the financial statements of the Company and to be sent or made available to members, a copy of which has been provided to the Investor and is contained in the Data Room as document 10.64;

“Accounts Date” means 31 December 2023;

“Affiliate” means, in respect of any person, a person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise, and in respect of any individual, his or her spouse, or civil partner, and his or her grandparents (and those of his spouse or civil partner) and all descendants of those grandparents;

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“Agreed Form” means, in relation to any document, the form of that document which has been initialled for the purpose of identification by the Investor (or the Investor’s Solicitors on behalf of the Investor) and the Company (or the Company’s Solicitors on behalf of the Company);

“Applicable Law” means all applicable legislation, statutes or statutory instruments, directives, regulations, judgments, decisions, decrees, orders, instruments, by-laws, and other legislative measures or decisions having the force of law, treaties, conventions and other agreements between states, or between states and the European Union or other supranational bodies, rules of common law, customary law and equity and all civil or other codes and all other laws of, or having effect in, any jurisdiction from time to time;

“Authorisation” means any license, permit, consent, authorisation, permission, clearance, warrant, confirmation, certificate or approval of any Governmental Authority or any other person;

“Board” means the board of directors of the Company as constituted from time to time;

“Business Day” means a day on which banks are open for general commercial business in London, UK, Boston, USA and Nicosia, Cyprus (excluding Saturdays, Sundays and public holidays);

“Change of Control” means, in relation to Kopin US, the occurrence of any event or series of events as a result of which any person or group of persons acting in concert (other than those who, as at the date of this Agreement, directly or indirectly, control Kopin US) acquires, directly or indirectly, control of Kopin US, where “control” means the power to exercise more than 50% of voting rights in Kopin US, or otherwise comprising a majority of its officers and directors, whether through ownership of shares or otherwise;

“Claim” means any claim made by a Party arising out of, or in connection with this Agreement or the Transaction, howsoever arising;

“Company’s Solicitors” means ***;

“Completion” means completion by the Parties of their respective obligations in accordance with Clause 5 (Completion);

“Conditions” has the meaning given to that term in Clause 4.1;

“Confidential Information” has the meaning given to that term in Clause 13.1;

“Consent” includes any licence, permit, consent, approval, authorisation, agreement, permission, waiver, order or exemption;

“Data Room” means the electronic data room as at 2:00 p.m. on 8 August 2025 established by the Company with DataSite for the purposes of the Transaction identified with the project name “Project Katana” (the index of which is attached to the Disclosure Letter);

“Delist” or “Delisted” means, in relation to Kopin US, the removal, whether voluntary or involuntary, of all of the issued and outstanding shares of Kopin US from trading or quotation on NASDAQ, such that the shares of Kopin US are no longer listed or admitted to trading on NASDAQ;

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“Disclosure Letter” means a letter of the same date as this Agreement addressed by Kopin US to the Investor for the purpose of Clause 8 which is accepted as such by the Investor, and includes any document which is included or attached to it;

“Encumbrance” means any lien, pledge, encumbrance, charge (fixed or floating), mortgage, third party claim, debenture, option, right of pre-emption, right to acquire, equity, assignment by way of security, trust arrangement for the purpose of providing security or other security interests of any kind, including retention arrangements or other encumbrances and any agreement to create any of the foregoing;

“General Warranties” means the warranties given by the Warrantor as set out in Part 2 of Schedule 2;

“Governmental Authority” means any supranational, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof) or any other supranational, governmental, intergovernmental, quasi-governmental authority, body, department or organisation, including the European Union, or any regulatory body appointed by any of the foregoing in each case, in any jurisdiction;

“Group” means in relation to a company, that company, any subsidiary undertaking or any parent undertaking from time to time of that company and any subsidiary undertaking from time to time of a parent undertaking of that company. Each company in a group is a “member of the Group”;

“Investor’s Board” means the board of directors of the Investor as constituted from time to time

“Investor’s Solicitors” means ***

“Investor Warranties” means the warranties given by the Investor pursuant to Clause 10;

“ISU” means the Investment Security Unit within the UK government’s Cabinet Office;

“Joint Press Release” means any press release agreed between the Parties announcing the signing of this Agreement;

“Kopin US” means the Company’s shareholder at the time of this Agreement, Kopin Corporation of 125 North Drive, Westborough, MA, 01581, United States;

“Leases” means the leases of the Properties (including any documents supplemental to it);

“LCIA Rules” means the LCIA Arbitration Rules in force as at the date of this Agreement;

“License and Collaboration Agreement” means the license and collaboration agreement between Kopin US, the Investor and the Company in the Agreed Form;

“Long Stop Date” means the date falling 90 days after the date of this Agreement, as may be extended pursuant to Clause 4.10 or by written agreement of the Parties;

“Losses” means:

(a)	any direct or indirect losses, liability, damages, interest, awards, judgments, penalties and out-of-pocket costs and expenses (including reasonable legal advisers’ and consultants’ fees and expenses) suffered or incurred by the relevant person as a result of a breach of this Agreement; and

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(b)	in relation to any Relief, the loss, non-availability, reduction, nullification, disallowance or clawback of such Relief;

“NASDAQ” means The NASDAQ Stock Market LLC, a national securities exchange operated by Nasdaq, Inc., or any successor thereto;

“New Articles” means the articles of association of the Company to be adopted by the Company with effect from Completion;

“New Shares” means the shares subscribed by the Investor pursuant to Clause 3;

“Non-Regulatory Conditions” means each Condition other than the NSIA Condition;

“Notice” has the meaning given to that term in Clause 20.1;

“NSIA” means the UK National Security and Investment Act 2021;

“NSIA Condition” has the meaning given to that term in Clause 4.1(a);

“Preferred Stock Purchase Agreement” means the series A convertible preferred stock purchase agreement, dated on or about the date hereof, between Kopin US and the Investor;

“Proceedings” means any proceeding, suit or action arising out of or in connection with this Agreement (including with respect to validity, formation at issue, effect, interpretation, performance or termination) or the transactions contemplated or provided for thereby;

“Properties” means (i) Unit 7 (otherwise known as Unit 2), St David’s Drive, St David’s Business Park, Dalgety Bay, Fife (“Property 1”), and (ii) the 17.82 sqm of office space in Schwarzschildstraße 3, 12489 Berlin (“Property 2”);

“RBS Security Agreement” means the security agreement dated 23 July 2013 between the Company and the Royal Bank of Scotland Plc providing for a deposit amount of £*** with the corresponding registered charge with charge code: ***;

“Relief” means any relief, loss, allowance, credit, deduction or set-off given, claimed, claimable, due or available pursuant to any Tax Legislation, or any set-off or deduction in computing profits for the purposes of any Tax or any right to repayment of Tax, and:

(a)	any reference to the “use or set-off” of a Relief shall be construed accordingly and shall include use or set-off in part;

(b)	references to the “loss” of a Relief shall include the loss, non-availability, non-existence, reduction, counteraction, disallowance, clawback, cancellation or failure to obtain such Relief, and “lose” and “lost” shall be construed accordingly.

“Representative” means, in relation to any person, such person’s directors, officers, employees, lawyers, accountants, bankers or other advisers, agents, representatives, sub-contractors or brokers;

“Secretary of State” has the meaning given in the NSIA;

“Settled” means, in respect of a Claim, that such Claim:

(a)	is agreed in writing between the Parties; or

(b)	is finally settled by arbitration in accordance with Clause 26;

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“SHA” means the shareholders’ agreement among the Company, the Investor and Kopin US related to the Company in the Agreed Form;

“Shareholder Loan” means the revolving credit facility, revolving credit promissory notes, and an amendment letter pursuant to which Kopin US makes a maximum facility amount of $***….. available to the Company;

“Shares” has the meaning given to that term in Part 1 of Schedule 2;

“Tax” means all forms of taxation and statutory and governmental, state, provincial, local governmental or municipal charges, duties, contributions and levies in the nature of taxes, and withholdings and deductions on account of tax, in each case whether of the UK or elsewhere and whenever imposed and all related penalties, charges and interest payable in connection therewith (including, for the avoidance of doubt, in respect of any administrative compliance matters relating to such taxation), regardless of whether or not any such amounts are directly or primarily chargeable against, recoverable from or attributable to the Company (as the case may be) or any other person, or the Company has, or may have, any right of reimbursement against any other person;

“Tax Authority” means any taxing, governmental, local governmental, fiscal or other authority (whether within or outside the United Kingdom) competent to impose, assess, administer or collect any Tax, including HMRC;

“Tax Claim” means a Warranty Claim in respect of any of the Tax Warranties

“Tax Legislation” means any statute, statutory instrument, enactment, law, by-law, directive, decree, ordinance, regulation or other legislative provision imposing or relating to Tax;

“Tax Warranties” means the warranties given by the Warrantor as set out in Part 3 of Schedule 2;

“Transaction” means the subscription by the Investor of the New Shares under and in accordance with the terms of this Agreement and the other transactions contemplated by any of the other Transaction Documents;

“Transaction Documents” means this Agreement, the SHA, the Preferred Stock Purchase Agreement, the License and Collaboration Agreement and the Disclosure Letter;

“Title and Capacity Warranties” means the warranties given by the Warrantor as set out in Part 1 of Schedule 2;

“Title Claim” means a Warranty Claim in respect of any of the Title and Capacity Warranties;

“Warranties” means the Title and Capacity Warranties, the General Warranties and the Tax Warranties;

“Warrantor” means Kopin US; and

“Warranty Claim” means any Claim made by the Investor for breach of any of the Warranties.

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2.	Interpretation

2.1	The clause and paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect construction.

2.2	References to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

2.3	Reference to a party or parties is to a party or parties of the agreement.

2.4	References to any English statute or other legislation or legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include a reference to that which most nearly approximates to the English legal term in that jurisdiction.

2.5	References to those of the parties that are individuals include their respective legal personal representatives.

2.6	References to “writing” or “written” includes any non-transitory form of visible reproduction of words.

2.7	References to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things.

2.8	Except where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

2.9	A reference to “US cents”, “US dollars” or to “$” or “US$” shall be construed as a reference to the lawful currency for the time being of the United States of America;

2.10	References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction and references to any English statute or enactment shall be deemed to include any equivalent or analogous laws or rules in any other jurisdiction.

2.11	Reference to any law or enactment includes references to:

(a)	that law or enactment as re-enacted, amended, consolidated, extended or applied by or under any other enactment (before or after the date of this Agreement);

(b)	any law or enactment which that law or enactment re-enacts (with or without modification); and

(c)	any subordinate legislation made (before or after the date of this Agreement) under any law or enactment, as re-enacted, amended, consolidated, extended or applied, as described in paragraph (a) above, or under any law or enactment referred to in paragraph (b) above, provided that, as between the Parties, no such re-enactment, amendment, consolidation, extension or application shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party, and “law” and “enactment” includes any legislation in any jurisdiction.

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3.	Subscription

3.1	Subject to the provisions of Clause 5, the Investor shall apply and agree to subscribe for, and pay to the Company at Completion, the subscription monies set out in the table below in consideration for the allotment and issue to it at Completion of the following shares, and the Company, in consideration of the payment of such subscription monies by the Investor, agrees to allot and issue such shares to the Investor:

Investor	No. of New Shares	Total subscription monies (US$)
Theon International Plc	***	$8,000,000
Total	***	$8,000,000

4.	Conditions

4.1	Completion is conditional upon the following:

(a)	either:

(i)	the Secretary of State having informed the Investor in writing that it does not consider the Transaction to be a notifiable acquisition for the purposes of section 6 of the NSIA; or

(ii)	notification of the Transaction by the Investor having been accepted by or on behalf of the Secretary of State and either:

(1)	the Secretary of State having cleared the Transaction after an initial review under section 14(8)(b)(ii) of the NSIA; or

(2)	if the Secretary of State has issued a call in notice under section 14(8)(b)(i) or section 18(8)(b)(i) of the NSIA to conduct a full national security assessment of the Transaction:

a.	the Secretary of State having given a final notification under section 26(1)(b) of the NSIA that no further action will be taken in relation to the Transaction; or

b.	subject to Clause 4.9 below, the Secretary of State having made a final order under section 26(1)(a) of the NSIA that permits the Transaction to complete, and any condition, provision or obligation in that order: (a) expressly directed at the Investor or its group and (b) not imposing any material restriction on, or requiring any material action by, the Company or any of its subsidiaries, having been satisfied, complied with or waived, as applicable,

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(the “NSIA Condition”);

(b)	the Title and Capacity Warranties being true and accurate as at the date of Completion;

(c)	the Investor Warranties being true and accurate as at the date of Completion; and

(d)	between the period beginning on the date of this Agreement and ending on the date of Completion, Kopin US has not been subject to a Change of Control and has not been Delisted from NASDAQ,

(the “Conditions”, each a “Condition”).

4.2	Subject to the Company’s compliance with Clause 4.5, the Investor shall use reasonable endeavours to procure the satisfaction of the NSIA Condition as soon as reasonably practicable after the date of this Agreement, and in any event prior to the Long Stop Date, and, subject to the Company providing such information that is reasonably required, the Investor shall notify the Secretary of State in respect of the Transaction in accordance with the NSIA no later than ten (10) Business Days after the date of this Agreement.

4.3	Notwithstanding the generality of Clause 4.2, the Investor shall inform and consult with the Company and/or the Company’s Solicitors, in relation to all contacts and proposed contacts with the ISU and/or the Secretary of State in relation to the NSIA Condition, including but not limited to:

(a)	providing drafts to the Company and/or the Company’s Solicitors of all proposed notifications to, and correspondence to be sent to or material contacts to be made with, the ISU and, if time permits, allowing a reasonable time for the Company and/or the Company’s Solicitors to comment on such draft notifications and correspondence and proposed contacts prior to submission;

(b)	taking into account the reasonable comments of the Company and/or the Company’s Solicitors on, and prior to making such proposed notifications, correspondence and contacts;

(c)	to the extent permitted by the ISU, promptly informing, and consulting with, the Company and/or the Company’s Solicitors in relation to all correspondence and contacts received from the ISU in connection with the NSIA Condition, and where applicable provide the Company with the opportunity to participate in meetings or calls with the ISU or Secretary of State; and

(d)	to the extent permitted by the ISU, promptly providing copies to the Company and/or the Company’s Solicitors of all notifications to, correspondence or contacts with the ISU and any requests for information or notices received from the ISU, in each case, provided that the Investor shall not be required by Clauses 4.3(a) to 4.3(d) above to provide copies of any element of such notifications, filings and other communications: (i) where the ISU has prohibited notifications, filings and other communications from being shared or (ii) which contains information of a privileged or commercially sensitive nature without making any redactions or withholding such information it reasonably considers necessary to comply with law (including, but not limited to, the NSIA) or the requirements of the ISU, or providing it only to the Company’s Solicitors on the basis that it will not be shown or otherwise communicated to the Company or its Affiliates.

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4.4	The Investor shall further:

(a)	respond to all requests for information or notices received from the ISU as soon as reasonably possible; and

(b)	not:

(i)	materially alter or vary the contents of any submission made to the Secretary of State; or

(ii)	withdraw the notification to the Secretary of State in respect of the Transaction,

in each case, without the Company’s prior written consent (in relation to Clause 4.9 or otherwise upon termination of this Agreement in accordance with its terms, such consent not to be unreasonably withheld, conditioned or delayed), save that the Company shall only be deemed to be unreasonably withholding consent in respect of Clause 4.4(b)(ii) where Clause 4.9 applies and the Investor has been required to take an action having a material adverse impact on the Investor in order to satisfy the NSIA Condition).

4.5	The Company shall:

(a)	co-operate with and assist the Investor in procuring the satisfaction of the NSIA Condition including by providing the Investor and the Investor’s solicitors upon reasonable request and as soon as reasonably practicable with all information and documents necessary for making any notifications, filings, and other necessary communications in respect of the NSIA Condition;

(b)	to the extent permitted by law or the ISU, as soon as reasonably possible, pass on to the Investor and/or the Investor’s Solicitors any request for further information made by or communications from the ISU. The Company shall only respond to such requests or communications in consultation with the Investor and/or Investor’s Solicitors; taking into account all reasonable comments of the Company and/or the Company’s Solicitors on, and prior to making such proposed notifications, correspondence and contacts; and

(c)	use its reasonable endeavours to:

(i)	procure, so far as it is within its powers to do so, that Kopin US provides such information as may be requested in accordance with Clause 4.5(a);

(ii)	ensure that any information or documents supplied by the Company to the Investor in accordance with Clause 4.5(a) is accurate and/or based on reasonable assumptions to the best of the Company’s knowledge, in each case, provided that the Company shall not be required by Clause 4.5(a) above to provide the Investor with copies of any element of such information and documents and other communications which contains information of a privileged or commercially sensitive nature without making any redactions it reasonably considers necessary to comply with law (including, but not limited to, the NSIA) or the requirements of the ISU, or providing it only to the Investor’s Solicitors on the basis that it will not be shown or otherwise communicated to the Investor or its Affiliates.

4.6	If and to the extent that the Investor is informed that the NSIA Condition will only be satisfied subject to a condition, term, undertaking, remedy, or similar action or inaction, the Parties shall discuss such requirements in good faith.

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4.7	If, at any time, either Party becomes aware:

(a)	of a fact or circumstance that Party reasonably considers might prevent a Condition from being satisfied, it shall inform the other Party in writing as soon as reasonably practicable; or

(b)	that the NSIA Condition has been satisfied, it shall promptly notify the other Party in writing, and in any event within two (2) Business Days of receipt of the relevant decision from the Secretary of State.

4.8	The Parties agree and acknowledge that each Condition may only be waived by written agreement between the Parties.

4.9	If and to the extent that the Investor is informed that the NSIA Condition will only be satisfied subject to a condition, term, undertaking, remedy, or similar action or inaction, the Parties shall discuss such requirements in good faith. Nothing in this Agreement in connection with fulfilling the NSIA Condition shall require the Investor to (and the Company nor Kopin US or any of its Affiliates shall not without the Investor’s prior written consent) propose, negotiate, commit to and effect, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, product lines or assets of the Investor or its Group or the Company, or otherwise take or commit to take actions or to agree to any limitation, commitment, condition, remedy or restriction or requirement, in each case to the extent that the same would have a material effect on the Investor, the Investor’s Group and/or the Company.

4.10	If and to the extent that:

(a)	the NSIA Condition has not been satisfied; or

(b)	a Non-Regulatory Condition ceases to be satisfied,

and such Condition has not been waived, by 6:00 pm on the Long Stop Date, the Long Stop Date shall automatically extend for a further 30 days, unless either Party gives notice to the other Party that it wishes to terminate this Agreement within five Business Days of the original Long Stop Date, in which case Clause 11 will apply.

5.	New Articles

5.1	The Parties shall use all reasonable endeavours, acting in good faith, to agree the form of the new articles of association of the Company, which align with and give effect to the terms of the SHA (the “New Articles”), as soon as reasonably practicable after the date of this Agreement and before Completion.

5.2	The Company shall, on or prior to the Completion Date in accordance with clause 7.2(c)(iii) deliver to the Investor the New Articles in the Agreed Form.

5.3	The Parties agree that the New Articles in the Agreed Form shall be adopted by the Company prior to or with effect from Completion, and the Company shall take all necessary steps to procure the adoption of the New Articles in accordance with the requirements of Applicable Laws and the terms of this Agreement.

6.	Pre-Completion Conduct

6.1	During the period between signing and Completion, the Company shall:

(a)	continue to operate in the ordinary course of business and in accordance with Schedule 3; and

(b)	comply with Applicable Law.

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7.	Completion

7.1	Completion shall take place on the date falling five Business Days after the satisfaction of the NSIA Condition, provided that the Non-Regulatory Conditions remain satisfied, or at such other time as the Parties may agree in writing (the “Completion Date”).

7.2	On or before the Completion Date the Parties shall procure that the following events shall occur:

(a)	the Investor shall:

(i)	execute and deliver to the Company the SHA to take effect on Completion;

(ii)	execute and deliver to the Company the License and Collaboration Agreement to take effect on Completion;

(iii)	procure that a meeting of the Investor’s Board is held at which the Investor shall approve the entry by the Investor into the Transaction Documents; and

(iv)	pay the sum set out against the Investor’s name in the table in Clause 3.1 (being the aggregate subscription price for the New Shares) by electronic funds transfer to the bank account of the Company as set out below and payment made in accordance with this Clause 7.2 shall constitute a good discharge for the Investor of its obligations under this Clause 7.2:

Account name	:	***
Bank	:	***
Account number	:	***
IBAN	:	***
Swift Code	:	***

(b)	a meeting of the Board shall be held at which the Company shall approve the following:

(i)	the appointment of ***….. and *** as directors of the Company with effect from Completion;

(ii)	subject to receipt of the appropriate subscription amounts:

(A)	issue the New Shares credited as fully paid to the Investor and enter the Investor’s name in the register of members in respect thereof;

(B)	subject to receipt of the appropriate subscription amounts, execute and deliver to the Investor certificates for the New Shares;

(c)	the Company shall:

(i)	execute and deliver to the Investor the SHA to take effect on Completion;

(ii)	execute and deliver to the Investor the License and Collaboration Agreement to take effect on Completion;

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(iii)	deliver to the Investor:

(A)	the New Articles, in the Agreed Form, to take effect on Completion together with a duly executed special resolution, signed by Kopin US approving the entry into the New Articles; and

(B)	a duly executed shareholder resolution, signed by Kopin US, granting the Company’s directors authority to issue the New Shares; and

(iv)	so far as it is within its power to do so, procure that the Kopin US executes and delivers to the Investor the SHA and the License and Collaboration Agreement, both in the Agreed Form and to take effect on Completion.

8.	Warranties

8.1	The Warrantor warrants to the Investor that each Title and Capacity Warranty:

(a)	is true and accurate at the date of this Agreement; and

(b)	will be true and accurate at Completion by reference to the facts and circumstances then subsisting.

8.2	The Warrantor further warrants to the Investor that each General Warranty and each Tax Warranty is true and accurate at the date of this Agreement.

8.3	Each Warranty is a separate and independent warranty, and, save as otherwise expressly provided, no Warranty shall be limited by reference to any other Warranty or by the other terms of this Agreement.

8.4	The rights and remedies of the Investor in respect of any breach of any of the Warranties shall not be affected by Completion.

8.5	Where any Warranty is qualified by words to the effect of “so far as the Warrantor is aware” or other language indicating the Warrantor’s knowledge, such statement shall be deemed qualified by fact, matters, and circumstances in the actual knowledge of the Warrantor having made enquiry of *** and ***

8.6	Where there is a requirement to convert a figure in one currency into another currency for the purpose of determining the potential liability for a Warranty Claim, the exchange rate used shall be the closing spot rate quoted by the Bank of England in respect of such currency on the date in question (or if such date is not a Business Day, the previous Business Day).

9.	Limitations on Liability

9.1	The Warranties are subject to the limitations and qualifications set out in this Agreement, in particular the provisions set out in Schedule 4 to the extent provided in that Schedule.

10.	Investor Warranties

10.1	The Investor warrants to the Company that each of the following statements is true and accurate at the date of this Agreement, and will be true and accurate at Completion by reference to the facts and circumstances then subsisting:

(a)	it is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation;

(b)	it has the requisite power and authority to enter into and to perform this Agreement without any additional Authorisations (save as contemplated by this Agreement);

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(c)	this Agreement constitutes legal, valid and binding obligations of the Investor;

(d)	entry into and compliance with the terms of this Agreement does not and will not conflict with or constitute a default or a breach under any provision of:

(i)	the Investor’s memorandum or articles of association or equivalent constitutional documents;

(ii)	any order, judgment, decree or regulation or any other restriction of any kind by which the Investor is bound or to which the Investor submits; or

(iii)	any agreement, instrument or contract to which the Investor is a party or by which it is bound

11.	Termination

11.1	Other than as expressly set out in Clause 4.10, no Party shall have a right to terminate this Agreement.

11.2	Termination of this Agreement shall not effect:

(a)	any rights or obligations which have accrued or become due prior to the date of termination; and

(b)	the continued existence and validity of the obligations of the Parties under Clauses 1, 2, 9, 12, 13, 14, 15, 17, 18, 19, 20, 21, 23, 24, and 26.

12.	Announcements

12.1	Save in relation to the Joint Press Release, no announcement concerning the existence or the subject matter of this Agreement or any ancillary matter shall be made by or on behalf of any Party without the prior written approval of the other Party (such approval not to be unreasonably withheld or delayed). This Clause 12.1 does not apply in the circumstances described in Clause 12.2.

12.2	A Party may, after consultation with the Company (in the case of an announcement to be made by the Investor) or the Investor (in the case of an announcement to be made by the Company), make an announcement concerning the existence or the subject matter of this Agreement if required by:

(a)	any Applicable Law; or

(b)	any securities exchange or Governmental Authority to which that Party or any of its Affiliates is subject or submits, wherever situated,

in which case the Party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement with the Investor (in the case of an announcement to be made by the Company) or the Company (in the case of an announcement to be made by the Investor) before making such announcement.

13.	Confidentiality

13.1	Subject to Clause 13.2, each Party shall treat as strictly confidential and shall not disclose to any other person any information received or obtained as a result of entering into or performing this Agreement which relates to the existence of this Agreement, the provisions of this Agreement, the negotiations and subject matter of this Agreement, the other Party (including written information and information transferred or obtained orally, visually, electronically or by any other means) (“Confidential Information”).

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13.2	A Party may disclose information which would otherwise be subject to the provisions of Clause 13.1, if and to the extent:

(a)	it is required by Applicable Law;

(b)	it is an announcement made in accordance with the provisions of Clause 12;

(c)	it is required by any securities exchange or Governmental Authority to which that Party or any of its Affiliates is subject or submits;

(d)	it is disclosed on a strictly confidential basis to any of the Representatives of that Party, to its Affiliates or to Representatives of its Affiliates on a need-to-know basis and provided that such Representatives are bound by confidentiality obligations at least as restrictive as those set out herein;

(e)	the information has come into the public domain through no fault of that Party or any of its Affiliates or Representatives;

(f)	that the other Party has given its prior written consent to the disclosure; or

(g)	it is required to enable that Party to perform this Agreement or enforce its rights under this Agreement and/or disclosure is required for the purposes of any Proceedings,

and provided that to the extent permitted by Applicable Law any information to be disclosed in reliance on Clauses 13.2(a) or (c) shall be disclosed only after consultation with the Company or the Investor (as applicable) and the Party intending to disclose the Confidential Information shall take into account, and to the extent possible, not take any action in contravention of, the reasonable comments or requests of the relevant other Party.

13.3	Each of the Parties hereby agrees that it shall not use Confidential Information for any purpose other than in relation to the proper performance of its obligations and exercise of its rights under this Agreement (and the transactions contemplated hereby) or in connection with the business of the Investor’s Group or Company’s Group, as applicable.

13.4	Each of the Parties undertakes that it shall, and shall procure that its Affiliates shall, only disclose Confidential Information to any of its or their Representatives if it is reasonably required for purposes connected with this Agreement (or the other Transaction Documents) and only if the Representative is informed of the confidential nature of the Confidential Information and accepts equivalent restrictions to those accepted by the Party who discloses the information.

13.5	The restrictions contained in this Clause 13 shall continue to apply after termination of this Agreement without limit in time.

13.6	Without prejudice to any other rights or remedies that the Parties may have, the Parties acknowledge and agree that damages alone would not be an adequate remedy for any breach by them of this Clause 13 and that the remedies of injunction and specific performance as well as any other equitable relief for any threatened or actual breach of this Clause 13 by any Party would be more appropriate remedies.

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14.	Costs and expenses

The parties shall bear their own costs and disbursements incurred in the negotiations leading up to and in the preparation of this Agreement and of matters incidental to this Agreement.

15.	Variation and Waiver

15.1	No variation of this Agreement shall be effective unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the Parties. The expression “variation” shall, in each case, include any variation, supplement, deletion or replacement however effected.

15.2	Any waiver or any right or default hereunder shall be effective only in the instance given and will not operate as or imply a waiver of any other or similar right, claim or default on any subsequent occasion. No waiver of this Agreement or of any provision hereof will be effective unless it is in writing and signed by the Party, in each case against whom such waiver is sought to be enforced.

15.3	Any failure or delay by any person in exercising, or failure to exercise, any right or remedy provided by law under this Agreement shall not impair or constitute a waiver of that right or remedy or of any other right or remedy and no single or partial exercise of any right or remedy provided by law or under this Agreement or otherwise shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

16.	No partnership

Nothing in this Agreement is intended to or shall be construed as establishing or implying any partnership of any kind between the parties.

17.	Assignment and transfer

17.1	This Agreement is personal to the Parties and no Party shall, without the prior written consent of the other Party:

(a)	assign any of its rights under this Agreement;

(b)	transfer any of its obligations under this Agreement;

(c)	sub-contract or delegate any of its obligations under this Agreement; or

(d)	charge or deal in any other manner with this Agreement or any of its rights or obligations.

17.2	Any purported assignment, transfer, sub-contracting, delegation, charging or dealing in contravention of Clause 17.1 shall be ineffective.

18.	Rights of third parties

Save as otherwise expressly provided in this Agreement, the Parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999 or otherwise, by any person who is not a Party. The Parties may agree to vary, waive, terminate or rescind this Agreement at any time and in any way without any third party’s consent.

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19.	Counterparts; No originals

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement. The exchange of a fully executed version of this Agreement (in counterparts or otherwise) by electronic transmission in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement and no exchange of originals is necessary.

20.	Notices

20.1	Any notice or other communication to be given under or in connection with this Agreement (a “Notice”) shall be:

(a)	in writing in the English language;

(b)	(save where the Notice is given by email) signed by or on behalf of the Party giving it; and

(c)	delivered personally by hand or courier (using an internationally recognised courier company) or sent by first class post (or by airmail if overseas) or recorded delivery or by email (either by signed attachment or in the body of the email with an electronic signature), to the Party due to receive the Notice, to the address and for the attention of the relevant Party set out in this Clause 20.

20.2	In the absence of evidence of earlier receipt, any Notice served in accordance with Clause 20.1 shall be deemed given and received:

(a)	in the case of personal delivery by hand or courier, at the time of delivery at the address referred to in Clause 20.4;

(b)	in the case of first class post (other than airmail) or recorded delivery, at 10:00 am on the second Business Day after posting;

(c)	in the case of airmail, at 10:00 am on the fifth Business Day after posting; and

(d)	in the case of email, at the time the email containing or attaching the Notice was sent to the email address referred to in this Clause 20, as recorded on the email account on the sender’s machine, provided that receipt shall not occur if the sender receives an automated message indicating that the message has not been delivered to the recipient.

20.3	For the purposes of this Clause 20.1:

(a)	all times are to be read as local time in the place of deemed receipt; and

(b)	if deemed receipt under Clause 20.1 is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of receipt), the Notice is deemed to have been received at 10:00 am on the next Business Day in the place of receipt.

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20.4	Notices under this Agreement shall be sent to a Party at its address or email address and for the attention of the individual set out below:

Party	Email address	Address

The Warrantor

FAO: ***…	***	***

With a copy (which shall not constitute, or be essential for valid, notice) to:

***…	***.	***

***	***	***

The Company

FAO: ***	***	***

With a copy (which shall not constitute, or be essential for valid, notice) to:

***	***	***
***	***	***

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The Investor

FAO: ***	***	***

With a copy (which shall not constitute, or be essential for valid, notice) to:

***	***	***

provided that a Party may change its notice details to another address in the United Kingdom, United States or Cyprus on giving notice to the other Parties of the change in accordance with this Clause 20. That notice shall only be effective on the day falling five (5) clear Business Days after the notification has been received or on such later date as may be specified in the notice.

20.5	In proving service, it shall be sufficient to prove that the envelope containing the notice or communication was properly addressed and delivered to the address shown thereon, or that the email containing the notice or communication was sent to the email address of the relevant Party. If a Party can reasonably assume that the person for whose attention a Notice is marked in relation to another Party, or a director of such another Party, is aware that such a Notice has been given, such Notice shall be deemed to be validly given from the time at which such person had that awareness.

21.	Rights Cumulative with those at Law

The powers, rights and remedies of the Parties under this Agreement are in addition to and not exclusive of any other powers, rights or remedies provided by law.

22.	Securities laws requirements

22.1	The Investor acknowledges and warrants to the Company, for the purpose of compliance with the United States Securities Act of 1933, as amended (the “Securities Act”) and state securities laws, as follows:

(a)	the Investor acknowledges that the New Shares have not been registered under the Securities Act, or any state securities laws on the basis that the Company is relying on an exemption from registration under such laws that depends in part on the representations made by the Investor pursuant to this clause, and that the transferability of the New Shares is therefore subject to restrictions imposed by those laws;

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(b)	the Investor agrees not to sell or otherwise transfer the New Shares insofar as the Securities Act restricts such sale or transfer unless they are registered under the Securities Act and United States state securities laws of the applicable jurisdiction or unless an exemption from registration is available;

(c)	the Investor has either a residence or business address at the address listed next to its name; all offers of the New Shares were made to the Investor at that address; no offer or solicitation was made to the Investor in any jurisdiction other than that jurisdiction; and the Investor accepted the offer to purchase New Shares by executing this Agreement within that jurisdiction; and prior to such acceptance, the Investor did not accept the offer in any other jurisdiction, orally, in writing, or otherwise;

(d)	if the Investor is a “U.S. Person” (within the meaning of Rule 902 of Regulation S promulgated under the Securities Act) it is also an “accredited investor” within the definition set forth in Rule 501(a) under the Securities Act;

(e)	if the Investor is a “U.S. Person” it acknowledges that it has experience in making investments such as those in the Company and is able to bear the economic risk of the investment for an indefinite period of time because the New Shares have not been registered under the Securities Act, and therefore, must (to the extent the Securities Act restricts a transfer of New Shares) be held unless they are subsequently registered under the Securities Act or an exemption from such registration is available;

(f)	the Investor acquired the New Shares for its own account for investment and not for the account of another nor with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, the state securities laws of any applicable jurisdiction, or the rules and regulations promulgated thereunder and such Investor was not formed for the specific purpose of acquiring the New Shares; and

(g)	the Investor believes that it has received all the information it considers necessary or appropriate for deciding whether to purchase the New Shares pursuant to this Agreement. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issue of the New Shares and the business, properties and financial condition of the Company. The foregoing, however, does not in any way limit or modify the Warranties.

22.2	This Agreement and the issue of the New Shares contained herein is only being provided to persons located in the United Kingdom, and is not directed at or made towards persons located in other jurisdictions. This Agreement is not a prospectus, offering document, or any other similar document for the purposes of Regulation (EU) 2017/1129, and is not required to and does not contain all information which would be required in such documents. Neither this Agreement, nor the issue of the New Shares, has been registered with the UK Listing Authority, Financial Conduct Authority, or any other governmental or regulatory bodies both within and outside the United Kingdom. The distribution of this Agreement in jurisdictions outside the United Kingdom may be restricted by the laws and regulations of those jurisdictions and therefore persons into whose possession this Agreement comes should inform themselves about, and observe, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such jurisdiction. This Agreement does not constitute an offer to sell or issue, nor the solicitation of an offer to buy or subscribe for, shares in any jurisdiction in which such offer or solicitation is unlawful.

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23.	Severance

23.1	If at any time any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable in whole or in part under any enactment or rule of law in any jurisdiction, then:

(a)	such provision shall:

(i)	to the extent that it is illegal, void, invalid or unenforceable be given no effect and shall be deemed not to be included in this Agreement; and

(ii)	not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or the legality, validity or enforceability under the law of any other jurisdiction of such provision or any other provision of this Agreement; and

(b)	the Parties shall use all reasonable endeavours to replace such a provision with a valid and enforceable substitute provision which carries out, as closely as possible, the intentions of the Parties under this Agreement.

24.	Whole Agreement

24.1	This Agreement (together with any documents referred to herein or entered into pursuant to this Agreement) contains the whole agreement and understanding between the Parties relating to the transactions contemplated by this Agreement and supersede all previous agreements, understandings or arrangements (whether express, implied, oral or written (whether or not in draft form)) between the Parties relating to these transactions, which shall cease to have any further force or effect.

24.2	Each of the Parties acknowledges that in entering into this Agreement it has agreed not to rely on any representation, warranty, collateral contract, undertaking or other assurance (except those Warranties, Investor Warranties and undertakings expressly set out in this Agreement) made by or on behalf of any other Party before the signature of this Agreement including during the course of negotiating this Agreement. Each of the Parties waives all rights and remedies which, but for this Clause 24, might otherwise be available to it in respect of any such representation, warranty, collateral contract, undertaking or other assurance, provided that nothing in this Clause 24 shall limit or exclude any liability for fraud or fraudulent misrepresentation on the part of a Party.

25.	Further Assurance

25.1	Without prejudice to any other provision of this Agreement, the Company shall, on being requested in writing to do so by the Investor, perform or procure the performance of all such acts and/or execute and/or deliver or procure the execution and/or delivery of all such documents as may be required by law or as the Investor may from time to time reasonably require in order to implement and give full effect to this Agreement.

25.2	Without prejudice to any other provision of this Agreement, the Investor shall, on being requested in writing to do so by the Company, perform or procure the performance of all such acts and/or execute and/or deliver or procure the execution and/or delivery of all such documents as may be required by law or as the Company may from time to time reasonably require in order to implement and give full effect to this Agreement.

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26.	Governing Law and Arbitration

26.1	This Agreement and any claim, dispute or difference (including non-contractual claims, disputes or differences) arising out of or in connection with it or its subject matter shall be governed by, and construed in accordance with, English law.

26.2	Any dispute or claim arising out of in connection with this Agreement (including any claim dispute or question regarding its existence, validity or termination) shall be referred to and finally resolved by arbitration under the LCIA Rules, which LCIA Rules are deemed to be incorporated by reference into this Clause 26.

26.3	Any arbitration initiated pursuant to or in accordance with Clause 26.2 of this Agreement shall be conducted as follows:

(a)	the seat, or legal place, of arbitration shall be London;

(b)	the language to be used in the arbitral proceedings shall be English;

(c)	the number of arbitrators shall be three (3); and

(d)	any award rendered by the arbitral tribunal shall be final, conclusive and binding upon the Parties. To the extent permitted by law, the Parties irrevocably waive any right to any form of appeal, review or recourse of any rendered award to any state or other judicial authority.

26.4	Judgment upon any award rendered may be entered in any court having jurisdiction.

26.5	Without prejudice to Clauses 26.2, 26.3 and 26.4, the Parties agree that the courts of England and Wales shall have jurisdiction (to which the Parties irrevocably submit) to grant interim and ancillary relief in support of any arbitral proceedings (whether or not actually commenced) under this Clause 26.

26.6	The Investor irrevocably appoints *** as its agent to accept service of process in England in any Proceeding, service upon whom shall be deemed completed whether or not forwarded to the Investor or received by the Investor. The Investor shall inform the Company in writing of any change of address of the process agent of the Investor within 10 days of such change.

26.7	If the process agent ceases to be able to act as such or to have an address in England, the relevant Party shall appoint a new process agent in England and deliver to the other Parties within 10 days a copy of a written acceptance of appointment by the process agent.

26.8	Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

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